Exhibit 99(b)


                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)

             FINANCIAL STATEMENTS AND SUPPLEMENTAL SUPPORTING DATA

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                          Page

Independent Auditors' Report                                                1

Financial Statements:

    Balance Sheet                                                         2 - 3

    Statement of Profit and Loss                                          4 - 5

    Statement of Changes in Members' Equity                                 6

    Statement of Cash Flows                                                 7

    Notes to Financial Statements                                         8 - 10

Supplemental Supporting Data Required by HUD                             11 - 21

            [Letterhead of HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.]


                          INDEPENDENT AUDITORS' REPORT

The Members
Oxford Apartments, L.C.

We have audited the accompanying balance sheet of Oxford Apartments, L.C. (a Texas limited liability company) (the "Company"), U.S. Department of Housing and Urban Development ("HUD") Project Number 114-11123-REF, as of December 31, 1998 and the related statements of profit and loss, changes in members' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Apartments, L.C. as of December 31, 1998 and the results of its operations, changes in members' equity and cash flows for the year then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated February 24, 1999, on our consideration of the Company's internal controls, and reports dated February 24, 1999, on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information shown on pages 11-21 are presented for purposes of additional analysis and is not a required part of the basic financial statements of the Company. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.

                                            Certified Public Accountants

February 24, 1999

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                                  BALANCE SHEET
                                DECEMBER 31, 1998

                                     ASSETS
                                     ------

CURRENT ASSETS:
     1110 Petty Cash                                                  $      400
     1120 Depository account                                             235,934
     1130 Tenant accounts receivable                                         838
     1900 Deposits                                                         1,857
     1240 Prepaid insurance                                               33,504
     1250 Mortgage insurance                                              44,908
                                                                      ----------

               Total current assets                                      317,441
                                                                      ----------

Deposits Held in Trust - Funded:
     1191 Tenant security deposits                                        74,440
                                                                      ----------

Restricted Deposits and Funded Reserves:
     1310 Mortgage escrow deposits:
          Property tax escrow                                            271,284
          Insurance escrow                                                14,362
     1320 Reserve for replacements                                       428,747
                                                                      ----------

               Total restricted deposits and funded reserves             714,393
                                                                      ----------

Property, Furniture and Equipment
     1410 Land                                                         2,304,054
     1420 Buildings                                                    6,764,716
     1450 Furniture and equipment                                        599,922
                                                                      ----------
                                                                       9,668,692
          Less accumulated depreciation                                2,327,811
                                                                      ----------

               Total property, furniture and equipment                 7,340,881
                                                                      ----------
Other Assets:
     1800 Financing and organization costs net of
               accumulated amortization of $72,022                       426,928
                                                                      ----------

               Total Assets                                           $8,874,083
                                                                      ==========


See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                                  BALANCE SHEET
                                DECEMBER 31, 1998

                         LIABILITIES AND MEMBERS' EQUITY
                         -------------------------------

Current Liabilities:
     2110 Accounts payable                                               31,546
     2120 Accrued wages and payroll taxes payable                         4,370
     2190 Sale escrow receipts                                           50,000
     2150 Accrued property taxes                                        256,190
     2210 Prepaid rents                                                  17,672
     2320 Current portion of mortgage loan payable - Note 2              81,182
                                                                    -----------

                Total current liabilities                               440,960

Deposits Liabilities:
     2191 Tenant security deposits                                       74,965

Long-Term Liabilities:
     2310 Mortgage loan payable, net of current portion - Note 2      8,943,758
                                                                    -----------

                Total Liabilities                                     9,459,683

Members' Equity (Deficit)                                              (585,600)
                                                                    -----------

                Total Liabilities and Members' Equity               $ 8,874,083
                                                                    ===========


See accompanying notes to financial statements.

Statement of         U.S. Department of Housing       OMB Approval No. 2502-0052
Profit and Loss      and Urban Development            (Exp. 9/30/98)
                     Office of Housing
                     Federal Housing Commissioner

Public reporting burden for this collection of information is estimated to average 1 hour per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Reports Management Officer, Paperwork Reduction Project (2502-0052). Office of Information Technology, U.S. Department of Housing and Urban Development, Washington, D.C. 20410-3600. This agency may not collect this information, and you are not required to complete this form, unless it displays a currently valid OMB control number.

Do not send this form to the above address.

----------------------------------------------------------------------------------------------------------
For Month/Period        Ending:      Project Number:     Project Name:
Beginning: 01/01/98     12/31/98     114-11123-REF       OXFORD APARTMENTS, L.C.
----------------------------------------------------------------------------------------------------------
    Part I                          Description of Account             Acct. No.  Amount*
----------------------------------------------------------------------------------------------------------
                Apartments or Member Carrying Charges (Coops)           5120    $2,817,300
                Tenant Assistance Payments                              5121    $
    Rental      Furniture and Equipment                                 5130    $
    Income      Stores and Commercial                                   5140    $
     5100       Garage and Parking Spaces                               5170    $
                Flexible Subsidy Income                                 5180    $
                Miscellaneous (specify)                                 5190    $
                Total Rent Revenue Potential at 100% Occupancy                                  $2,817,300
----------------------------------------------------------------------------------------------------------
                Apartments                                              5220    (  253,202)
                Furniture and Equipment                                 5230    (         )
   Vacancies    Stores and Commercial                                   5240    (         )
     5200       Garage and Parking Spaces                               5270    (         )
                Miscellaneous (specify)                                 5290    (         )
                Total Vacancies                                                                   (253,202)
                Net Rental Revenue Rent Revenue Less Vacancies                                  $2,564,098
----------------------------------------------------------------------------------------------------------
                Elderly and Congregate Services Income-5300
                Total Service Income (Schedule Attached)                5300                    $
----------------------------------------------------------------------------------------------------------
                Interest Income-Project Operations                      5410    $    1,988
                Income from Investments-Residual Receipts               5430    $
   Financial    Income from Investments-Reserve for Replacement         5440    $   12,711
    Revenue     Income from Investments-Miscellaneous                   5490    $
     5400       Total Financial Revenue                                                         $   14,699
----------------------------------------------------------------------------------------------------------
                Laundry and Vending                                     5910    $   40,557
                NSF and Late Charges                                    5920    $    6,866
     Other      Damages and Cleaning Fees                               5930    $   21,994
    Revenue     Forfeited Tenant Security Deposits                      5940    $   14,348
     5900       Other Revenue (specify) CREDIT REPORT REIMBURSE         5990    $   10,111
                Total Other Revenue                                                             $   93,876
                Total Revenue                                                                   $2,672,673
----------------------------------------------------------------------------------------------------------
                Advertising                                             6210    $   76,145
                Other Administrative Expense                            6250    $   12,485
                Office Salaries                                         6310    $  124,489
                Office Supplies                                         6311    $   10,542
                Office or Model Apartment Rent                          6312    $   13,225
Administrative  Management                                              6320    $  106,417
   Expenses     Manager or Superintendent Salaries                      6330    $
   6200/6300    Manager or Superintendent Rent Free Unit                6331    $
                Legal Expenses (Project)                                6340    $    5,181
                Auditing Expenses (Project)                             6350    $    5,000
                Bookkeeping Fees/Accounting Services                    6351    $    2,500
                Telephone and Answering Service                         6360    $    9,512
                Bad Debts                                               6370    $
                Miscellaneous Administrative Expenses (specify)         6390    $    8,244
                Total Administrative Expenses                                                   $  373,740
----------------------------------------------------------------------------------------------------------
                Fuel Oil/Coal                                           6420    $
   Utilities    Electricity (Light and Misc. Power)                     6450    $   46,315
    Expense     Water                                                   6451    $   93,483
     6400       Gas                                                     6452    $   35,034
                Sewer                                                   6453    $
                Total Utilities Expense                                                         $  174,832
----------------------------------------------------------------------------------------------------------

* All amounts must be rounded to the nearest dollar; $.50 and over.

                                   Page 1 of 2             form HUD-92410 (7/91)
                                                             ref Handbook 4370.2


----------------------------------------------------------------------------------------------------------
                Janitor and Cleaning Payroll                            6510    $
                Janitor and Cleaning Supplies                           6515    $    3,807
                Janitor and Cleaning Contract                           6517    $
                Exterminating Payroll/Contract                          6519    $    6,399
                Exterminating Supplies                                  6520    $
                Garbage and Trash Removal                               6525    $   10,878
                Security Payroll/Contract                               6530    $   24,858
                Grounds Payroll                                         6535    $
                Grounds Supplies                                        6536    $
Operating and   Grounds Contract                                        6537    $   31,476
 Maintenance    Repairs Payroll                                         6540    $  139,772
  Expenses      Repairs Material                                        6541    $   60,010
    6500        Repairs Contract                                        6542    $   39,939
                Elevator Maintenance/Contract                           6545    $
                Heating/Cooling Repairs and Maintenance                 6546    $    6,232
                Swimming Pool Maintenance/Contract                      6547    $    1,995
                Snow Removal                                            6548    $
                Decorating Payroll/Contract                             6560    $
                Decorating Supplies                                     6561    $
                Other                                                   6570    $
                Miscellaneous Operating and Maintenance Expenses        6590    $
                Total Operating and Maintenance Expenses                                        $  325,366
----------------------------------------------------------------------------------------------------------
                Real Estate Taxes                                       6710    $  256,190
                Payroll Taxes (FICA)                                    6711    $   29,828
                Miscellaneous Taxes, Licenses and Permits               6719    $
    Taxes       Property and Liability Insurance (Hazard)               6720    $   41,827
     and        Fidelity Bond Insurance                                 6721
  Insurance     Workmen's Compensation                                  6722    $   25,235
    6700        Health Insurance and Other Employee Benefits            6723    $   20,134
                Other Insurance (specify)                               6729    $
                Total Taxes and Insurance                                       $               $  373,214
----------------------------------------------------------------------------------------------------------
                Interest on Bonds Payable                               6810    $
                Interest on Mortgage Payable                            6820    $  691,257
  Financial     Interest on Notes Payable (Long-Term)                   6830    $
  Expenses      Interest on Notes Payable (Short-Term)                  6840    $
    6800        Mortgage Insurance Premium/Service Charge               6850    $   45,300
                Miscellaneous Financial Expenses                        6890    $
                Total Financial Expenses                                                        $  736,557
----------------------------------------------------------------------------------------------------------
  Elderly &     Total Service Expenses--Schedule Attached               6900    $
 Congregate     Total Cost of Operations Before Depreciation                                    $1,983,709
   Service      Profit (Loss) Before Depreciation                                               $  688,964
  Expenses      Depreciation (Total)--6600 (specify)                    6600                    $  499,407
    6900        Operating Profit or (Loss)                                                      $  189,557
----------------------------------------------------------------------------------------------------------
                Officer Salaries                                        7110    $
Corporate or    Legal Expenses (Entity)                                 7120    $
  Mortgagor     Taxes (Federal-State-Entity)                          7130-32   $
   Entity       Other Expenses (Entity)                                 7190    $
  Expenses      Total Corporate Expenses                                                        $
    7100        Net Profit or (Loss)                                                            $  189,557
----------------------------------------------------------------------------------------------------------

Warning: HUD will prosecute false claims and statements. Conviction may result in criminal and/or civil penalties (18 U.S.C. 1001, 1010, 1012; 31 U.S.C. 3729, 3802) Miscellaneous or other Income and Expense
Sub-account Groups If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990,
6390, 6590, 6729, 6890, and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.

----------------------------------------------------------------------------------------------------------
   Part II

1. Total principal payments required under the mortgage, even if payments under a
   Workout Agreement are less or more than those required under the mortgage.                    $  81,182

2. Replacement Reserve deposits required by the Regulatory Agreement or Amendments
   thereto, even if payments may be temporarily suspended or waived.                             $  48,892

3. Replacement or Painting Reserve releases which are included as expense items on this
   Profit and Loss statement.                                                                    $      --

4. Project Improvement Reserve Releases under the Flexible Subsidy Program that are
   included as expense items on this Profit and Loss Statement.                                  $      --

* All amounts must be rounded to the nearest dollar; $.50 and over.

                                Page 2 of 2
                                                           form HUD-92410 (7/91)
                                                             ref Handbook 4370.2

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

Balance, December 31, 1997                                            $(468,960)

Contributions                                                                --

Distributions                                                          (306,197)

Net profit for the year                                                 189,557
                                                                      ---------

Balance, December 31, 1998                                            $(585,600)
                                                                      =========


See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Cash Flows from Operating Activities:
  Net Income                                                          $ 189,557
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                     499,407
      (Increase) decrease in:
         Accounts receivable - tenants                                    1,539
         Mortgage insurance                                                 392
         Prepaid insurance                                                1,600
         Escrow accounts                                                (71,872)
         Security deposits                                               (1,988)
       Increase (decrease) in:
         Accounts payable and accrued liabilities                       (60,265)
         Accrued taxes payable                                            6,771
         Deposit liabilities                                                936
         Prepaid rents                                                      552
                                                                      ---------
                                                                        566,629
                                                                      ---------
Cash Flows from Investing Activities:
  Property improvements                                                (343,642)
  Sale escrow receipts                                                   50,000
                                                                      ---------
                                                                       (293,642)
                                                                      ---------
Cash Flows from Financing Activities:
  Mortgage principal payments                                           (75,282)
  Distributions                                                        (306,197)
                                                                      ---------

                                                                       (381,479)
                                                                      ---------

Net Decrease in Cash                                                   (108,492)
Cash, Beginning of Year                                                 344,826
                                                                      ---------
Cash, End of Year                                                     $ 236,334
                                                                      =========

Supplemental Disclosures of Cash Flow Information:

Interest paid during the year                                         $ 691,257


See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

Note I  Organization and Summary of Significant Accounting Policies

        Organization

        Oxford Apartments, L.C. (the "Company") was organized as a limited liability company on June 25, 1992, under the laws of the State of Texas, for the purpose of acquiring and operating a housing project or projects with the assistance of mortgage insurance under the National Housing Act, Section 223F. Such projects are regulated by the Department of Housing and Urban Development ("HUD"). The Regulatory Agreement limits distributions of net operating income to "surplus cash" available for distribution at the end of a semiannual or annual fiscal period. The Company will terminate June 24, 2032, according to the terms of the Articles of Organization.

        On December 16, 1993, the members of Oxford Apartments, L.C. contributed a 405 unit multifamily project located at 2815 Greenridge in Houston, Texas, known as the Oxford Apartments (the "Project") and certain other assets to the Company. Concurrently, the Company obtained a mortgage loan in the amount of $9,350,000, collateralized by the Project and other assets. The Project was recorded by the company at the members' net carrying basis of $8,614,164 which represents cost less accumulated depreciation. The proceeds of the mortgage loan were used to repay the members' existing debt on the Project, fund escrow balances and pay closing costs, all of which were funded at closing and did not flow through the cash accounts of the Company. The aggregate amount of the assets contributed, including the Project and other assets and escrow balances, in excess of the mortgage loan totaled $484,789 and was recorded as a capital contribution.

        Revenue Recognition

        The Company recognizes real estate rental revenue in accordance with the terms of the respective leases.

        Property, Furniture and Equipment

        Property, furniture and equipment are carried at cost and are depreciated using the straight line method over the estimated useful lives of 5 to 10 years for furniture and equipment and 20 to 40 years for building and building improvements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

Note I  Organization and Summary of Significant Accounting Policies (Continued)

        Financing Costs

        Financing costs consist principally of fees incurred in conjunction with obtaining the permanent mortgage loan and are being amortized over the 35 year term of the mortgage loan using the straight-line method.

        Income Taxes

        No provision for Federal income taxes is made in the accounts of the Company since taxes on its operations are the obligations of individual members.

        Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2  Mortgage Loan Payable

        The mortgage loan payable to TRI Capital Corporation bears interest at 7.625% and is due in monthly installments of $63,878, including interest, through January 1, 2029. The Company's property and equipment and the various funded reserves collateralize the mortgage loan.

        Annual principal payments for years subsequent to December 31, 1998 are as follows:

               Years Ending December 31,                   Amount
               -------------------------                 ----------
                         1999                            $   81,182
                         2000                                87,594
                         2001                                94,511
                         2002                               101,975
                         2003                               110,028
                      Thereafter                          8,549,650
                                                         ----------
                                                         $9,024,940
                                                         ==========

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

Note 3  Real Estate Leases

        At December 31, 1998 approximately 92% of the Project's 405 units were committed under either month-to-month leases or non-cancelable operating leases with terms varying from six to twelve months. Future minimum real estate rental income under the non-cancelable operating leases existing at December 31, 1998, expected during the year ending December 31, 1999 is approximately $779,611.

Note 4  Related Party Transactions

        Operations of the Project are managed by Bradley Apartment Homes ("BAH"), which is affiliated with the members of the Company. Management fees paid to BAH are based on four percent of rents collected. Such fees aggregated $106,417 for the year ended December 31, 1998.

        At December 31, 1998, the Company had accounts payable to BAH of $2,430 for costs and expenses paid by BAH on behalf of the Company.

        Consulting services related to contracting for repair/replacement expenditures on the Project were provided during the year by Allied Construction services, which is also affiliated with the members of Oxford Apartments, L.C. Consulting fees paid to Allied Construction during the year ended December 31, 1998 aggregated $22,732 and were calculated on a percentage of the repair/replacement cost basis.

Note 5  Commitments and Contingencies

        The Company has reached an agreement with Alliance LH Portfolio Limited Partnership to sell the Oxford Apartments and its assets on March 1, 1999 for $15,250,000.00. At December 31, 1998, the Company had received $50,000 in non-refundable escrows pertaining to the sale.

                  SUPPLEMENTAL SUPPORTING DATA REQUIRED BY HUD

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                                December 31, 1998

Accounts Receivable (other than from regular tenants):

None

Delinquent Tenant Accounts Receivable:

                                                              1998
                                                    ------------------------
                                                    Number of        Amount
                                                     Tenants        Past Due
                                                    ---------       --------
               Delinquent 30 days                       4           $   838
               Delinquent 31 to 60 days                 0                 0
               Delinquent 61 to 90 days                 0                 0
               Delinquent over 90 days                  0                 0
                                                    ---------       -------

                                                        4           $   838
                                                    =========       =======

Mortgage Escrow Deposits:

        Estimated amount required as of December 31, 1998 for future payment of:

                                                                     1998
                                                                   --------
               Property insurance, 2 months                        $  6,701
               mortgage insurance, 12 months                         44,908
               Real estate taxes, 12 months                         256,189
                                                                   --------

                   Total                                            307,798

               Amount confirmed by mortgagee                        330,553
                                                                   --------

               Amount on deposit in excess
                   of estimated requirements                         22,755
                                                                   ========

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1998

Reserve for Replacements:

        In accordance with the provisions of the Regulatory Agreement, restricted cash is held by the TRI Capital Corporation to be used for replacement of property with the approval of HUD as follows:

        Balance, beginning of period                   $367,143
        Deposits made during period                      61,604
        Withdrawals made during period                       --
                                                       --------
        Balance, end of period                         $428,747
                                                       ========

Accounts Payable (other than to trade creditors):

        None

Compensation of Partners:

        None from Project funds

Changes in Fixed Assets:


                                                        Furniture &
                                  Land       Buildings   Equipment      Total
                               ----------   ----------  -----------   ----------
   Cost:
   December 31, 1997           $2,304,054   $6,505,291   $  515,706   $9,325,051
       Additions                       --      259,425       84,216      343,641
       Dispositions                    --           --           --           --
                               ----------   ----------   ----------   ----------
   December 31, 1998           $2,304,054   $6,764,716   $  599,922   $9,668,692
                               ==========   ==========   ==========   ==========

   Accumulated Depreciation:
   December 31, 1997                        $1,589,354   $  253,306    1,842,660
       Additions                               401,545       83,606      485,151
       Dispositions                                 --           --           --
                                            ----------   ----------   ----------
   December 31, 1998                        $1,990,899   $  336,912   $2,327,811
                                            ==========   ==========   ==========

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                  Supplemental Supporting Data Required by HUD
                      For the Year Ended December 31, 1998


Accrued Taxes:

  Description of      Basis for          Period                               Amount
        Tax            Accrual          Covered            Date Due           Accrued
------------------    ---------   -----------------    ----------------      ---------
    Houston ISD          Tax        January 1, 1998
                      Statement         through        January 31, 1999
                                   December 31, 1998                         $ 131,706

City of Houston and      Tax        January 1, 1998
   Harris County      Statement         through        January 31, 1999
                                   December 31, 1998                           124,483
                                                                             ---------
                                                             Total           $ 256,189
                                                                             =========

Tenant Security Deposits:

Tenant security deposits are held in account #25523-00220 at Bank of America Texas N.A., Houston, Texas. This federally insured account, in the name of the Project, had a balance of $74,440 at December 31, 1998, including earned interest that does not inure to the tenants.

Schedule of Unauthorized Distributions of Project Income:

None

Changes in Ownership Interests:

No ownership changes occurred during the period covered by the financial statements.

Distributions paid to the members:


Date Declared and Paid           Period Covered         Amount Declared and Paid
----------------------           --------------         ------------------------
February 1998                     2nd half 1997                $229,947
July 1998                         1st half 1998                $ 76,250
                                                               --------
                                                               $306,197
                                                               ========

Computation of Surplus Cash,                        U.S. Department of Housing
Distributions and Residual                          and Urban Development
Receipts                                            Office of Housing
                                                    Federal Housing Commissioner

Project Name                                            Fiscal Period Ended:        Project Number
OXFORD APARTMENTS, L.C.                                 06/30/98                    114-11123-REF
--------------------------------------------------------------------------------------------------------------------------
Part A - Compute Surplus Cash
--------------------------------------------------------------------------------------------------------------------------
Cash
--------------------------------------------------------------------------------------------------------------------------
  1. Cash (Accounts 1110, 1120, 1191, 1192)                                               $ 317,054
----------------------------------------------------------------------------------------------------
  2. Tenant subsidy vouchers due for period covered by financial statement                $
----------------------------------------------------------------------------------------------------
  3. Other (describe)                                                                     $
--------------------------------------------------------------------------------------------------------------------------
     (a) Total Cash (Add Lines 1, 2, and 3)                                                                       $317,054
--------------------------------------------------------------------------------------------------------------------------
Current Obligations
----------------------------------------------------------------------------------------------------
  4. Accrued mortgage interest payable                                                    $
----------------------------------------------------------------------------------------------------
  5. Delinquent mortgage principal payments                                               $
----------------------------------------------------------------------------------------------------
  6. Delinquent deposits to reserve for replacements                                      $
----------------------------------------------------------------------------------------------------
  7. Accounts payable (due within 30 days)                                                $
----------------------------------------------------------------------------------------------------
  8. Loans and notes payable (due within 30 days)                                         $
----------------------------------------------------------------------------------------------------
  9. Deficient Tax Insurance or MIP Escrow Deposits                                       $
----------------------------------------------------------------------------------------------------
 10. Accrued expenses (not escrowed)                                                      $ 145,905
----------------------------------------------------------------------------------------------------
 11. Prepaid Rents (Account 2210)                                                         $  17,256
----------------------------------------------------------------------------------------------------
 12. Tenant security deposits liability (Account 2191)                                    $  77,643
----------------------------------------------------------------------------------------------------
 13. Other (Describe)                                                                     $
--------------------------------------------------------------------------------------------------------------------------
     (b) Less Total Current Obligations (Add Lines 4 through 13)                                                 $ 240,804
--------------------------------------------------------------------------------------------------------------------------
     (c) Surplus Cash (Deficiency) (Line (a) minus Line (b))                                                     $  76,250
==========================================================================================================================
Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts
--------------------------------------------------------------------------------------------------------------------------
  1. Surplus Cash                                                                                                $  76,250
--------------------------------------------------------------------------------------------------------------------------
Limited Dividend Projects
----------------------------------------------------------------------------------------------------
 2a. Annual Distribution Earned During Fiscal Period Covered by the Statement             $
----------------------------------------------------------------------------------------------------
 2b. Distribution Accrued and Unpaid as of the End of the Prior Fiscal Period             $
----------------------------------------------------------------------------------------------------
 2c. Distributions Paid During Fiscal Period Covered by Statement                         $
----------------------------------------------------------------------------------------------------
  3. Amount to be Carried on Balance Sheet as Distribution Earned but Unpaid
     (Line 2a plus 2b minus 2c)                                                           $
--------------------------------------------------------------------------------------------------------------------------
  4. Distribution During Next Fiscal Period                                                                       $ 76,250
--------------------------------------------------------------------------------------------------------------------------
  5. Deposit Due Residual Receipts (Must be deposited with Mortgagee within 60 days after Fiscal Period ends)     $
==========================================================================================================================
                     Prepared By                                                          Reviewed By
--------------------------------------------------------------------------------------------------------------------------
Loan Technician                                Date                    Loan Servicer                               Date

                                   Page 1 of 2            form HUD-93486 (12-80)

Computation of Surplus Cash,                        U.S. Department of Housing
Distributions and Residual                          and Urban Development
Receipts                                            Office of Housing
                                                    Federal Housing Commissioner

Project Name                                            Fiscal Period Ended:        Project Number
OXFORD APARTMENTS, L.C.                                 12/31/98                    114-11123-REF
--------------------------------------------------------------------------------------------------------------------------
Part A - Compute Surplus Cash
--------------------------------------------------------------------------------------------------------------------------
Cash
--------------------------------------------------------------------------------------------------------------------------
  1. Cash (Accounts 1110, 1120, 1191, 1192)                                               $ 310,774
----------------------------------------------------------------------------------------------------
  2. Tenant subsidy vouchers due for period covered by financial statement                $
----------------------------------------------------------------------------------------------------
  3. Other (describe)                                                                     $
--------------------------------------------------------------------------------------------------------------------------
     (a) Total Cash (Add Lines 1, 2, and 3)                                                                       $310,774
--------------------------------------------------------------------------------------------------------------------------
Current Obligations
----------------------------------------------------------------------------------------------------
  4. Accrued mortgage interest payable                                                    $
----------------------------------------------------------------------------------------------------
  5. Delinquent mortgage principal payments                                               $
----------------------------------------------------------------------------------------------------
  6. Delinquent deposits to reserve for replacements                                      $
----------------------------------------------------------------------------------------------------
  7. Accounts payable (due within 30 days)                                                $
----------------------------------------------------------------------------------------------------
  8. Loans and notes payable (due within 30 days)                                         $
----------------------------------------------------------------------------------------------------
  9. Deficient Tax Insurance or MIP Escrow Deposits                                       $
----------------------------------------------------------------------------------------------------
 10. Accrued expenses (not escrowed)                                                      $  85,916
----------------------------------------------------------------------------------------------------
 11. Prepaid Rents (Account 2210)                                                         $  17,673
----------------------------------------------------------------------------------------------------
 12. Tenant security deposits liability (Account 2191)                                    $  74,965
----------------------------------------------------------------------------------------------------
 13. Other (Describe)                                                                     $
--------------------------------------------------------------------------------------------------------------------------
     (b) Less Total Current Obligations (Add Lines 4 through 13)                                                 $ 178,554
--------------------------------------------------------------------------------------------------------------------------
     (c) Surplus Cash (Deficiency) (Line (a) minus Line (b))                                                     $ 132,220
==========================================================================================================================
Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts
--------------------------------------------------------------------------------------------------------------------------
  1. Surplus Cash                                                                                                $ 208,470
--------------------------------------------------------------------------------------------------------------------------
Limited Dividend Projects
----------------------------------------------------------------------------------------------------
 2a. During Fiscal Period Covered by the Statement                                        $
----------------------------------------------------------------------------------------------------
 2b. Distribution Accrued and Unpaid as of the End of the Prior Fiscal Period             $
----------------------------------------------------------------------------------------------------
 2c. Distributions Paid During Fiscal Period Covered by Statement                         $  76,250
----------------------------------------------------------------------------------------------------
  3. Amount to be Carried on Balance Sheet as Distribution Earned but Unpaid
     (Line 2a plus 2b minus 2c)                                                           $ 132,220
--------------------------------------------------------------------------------------------------------------------------
  4. Distribution During Next Fiscal Period                                                                      $ 132,220
--------------------------------------------------------------------------------------------------------------------------
  5. Deposit Due Residual Receipts (Must be deposited with Mortgagee within 60 days after Fiscal Period ends)    $
==========================================================================================================================
                     Prepared By                                                          Reviewed By
--------------------------------------------------------------------------------------------------------------------------
Loan Technician                                Date                    Loan Servicer                               Date

                                   Page 1 of 2            form HUD-93486 (12-80)

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                  Supplemental Supporting Data Required by HUD
                      For the Year Ended December 31, 1998

Statement of Receipts and Disbursements:


Source of Funds:

    Revenues:
       Rental income, net                                             $2,564,098
       Financial                                                          14,699
       Other income                                                       93,876
                                                                      ----------
                                                                       2,672,673
                                                                      ----------
    Expenses:
       Administrative                                                    267,323
       Management fees                                                   106,417
       Utilities                                                         174,831
       Operating                                                          39,543
       Maintenance                                                       146,052
       Maintenance payroll                                               139,772
       Real estate taxes                                                 256,190
       Other taxes                                                        29,828
       Insurance                                                          61,961
       Workers' compensation                                              25,235
       Mortgage insurance                                                 45,300
       Mortgage interest                                                 691,257
                                                                      ----------
                                                                       1,983,709
                                                                      ----------
Cash provided by operations before principal
    payments and changes in assets and liabilities                       688,964

Principal payments                                                        75,282
                                                                      ----------

Cash provided by operations before changes
    in assets and liabilities                                            613,682

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                  Supplemental Supporting Data Required by HUD
                      For the Year Ended December 31, 1998

Statement of Receipts and Disbursements (Continued)

Application of Funds:
    (Increase) decrease in:
       Accounts receivable - tenants                                  $   1,539
       Prepaid insurance                                                  1,600
       Security deposits                                                 (1,988)
       Escrow accounts                                                  (71,872)
       Mortgage insurance                                                   392
    Increase (decrease) in:
       Accounts payable and accrued liabilities                         (60,265)
       Accrued taxes payable                                              6,770
       Deposit and prepayment liabilities                                 1,489
       Sale escrow deposits                                              50,000

    Additions to Property                                              (343,642)

    Surplus Cash Distributions                                         (306,197)
                                                                      ---------

    Decrease in cash                                                   (108,492)

    Unrestricted cash, beginning period                                 344,826
                                                                      ---------

    Unrestricted cash, end of period                                  $ 236,334
                                                                      =========

                             OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)
                  Supplemental Supporting Data Required by HUD
                                December 31, 1998

Schedule of Funds in Financial Institutions as of December 31, 1998:


Funds Held by Mortgagor, Regular Operating Account:

    Chase Bank of Texas, (checking)(1)                            $  443,743

Funds Held by Mortgagor in Trust, Tenant Security
    Deposits:

    Bank of America(2)                                                74,605


Funds Held by Mortgagee, (in Trust):

     Reserve for Replacements(3)

        Sanwa Bank, (checking) 3.5%                $  428,747

     Mortgage Insurance Escrow(3), Sanwa Bank          44,907

     Property Tax Escrow(3), Sanwa Bank               271,284

     Property Insurance Escrow(3), Sanwa Bank          14,362
                                                   ----------

Funds Held by Mortgagee                                              759,300
                                                                  ----------

Total Funds in Financial Institutions                             $1,277,648
                                                                  ==========

(1) Balances Confirmed by Chase Bank of Texas

(2) Balances Confirmed by Bank of America

(3) Balances Confirmed by TRI

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1998



            Listing of Identity of Interest Companies and Activities
                         Doing Business with Owner/Agent
                     during the year ended December 31, 1998

        Company Name              Type of Service             Amount Received
----------------------------      -------------------         ---------------
Bradley Apartment Homes           Property Management            $106,417
Allied Construction Services      Consulting Services              22,732

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1998

                            Certification of Members

DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

We hereby certify that we have examined the foregoing financial statements of Oxford Apartments, L.C. Project Number 114-11123-REF, and, to the best of our knowledge and belief, the same is complete and accurate.


/s/ Tim Myers                            /s/ Al Bradley, Jr.
-----------------------                  -------------------
Tim Myers                                Al Bradley, Jr.
President                                Vice-President


  3/17/99                                  3/17/99
-----------------------                  -------------------
Date                                     Date

Limited Liability Company
Identification Number 76-0372784

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1998

                        Management Agent's Certification


DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

We hereby certify that we have examined the foregoing financial statements of Oxford Apartments, L.C. Project Number 114-11123-REF, and, to the best of our knowledge and belief, the same is complete and accurate.




/s/ Gene R. Blevins                               /s/ Al Bradley, Jr.
------------------------------                    ------------------------------
Gene R. Blevins                                   Al Bradley, Jr.
President                                         Chairman
Allied Development Corporation                    Allied Development Corporation
dba, Bradley Apartment Homes                      dba, Bradley Apartment Homes


   3/16/99                                             3/17/99
------------------------------                    ------------------------------
Date                                              Date

Allied Development Corporation
Identification Number 76-0156150

            [Letterhead of HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.]



February 24, 1999

To the Department of Housing
and Urban Development

Attached is the financial report of Oxford Apartments, L.C. (HUD Project No. 114-11123REF) for the year ended December 31, 1998.




/s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.

Certified Public Accountants

Houston, Texas

Employer Identification No.:                 74-1716599

Engagement Partner:                          Mr. Naushad Kermali
                                             4925 San Felipe, #220
                                             Houston, TX 77027
                                             (713) 963-8008

            [Letterhead of HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.]

              INDEPENDENT AUDITORS' REPORT ON THE INTERNAL CONTROLS
                       (COMBINED REPORT APPLICABLE TO THE
                 FINANCIAL STATEMENTS AND HUD-ASSISTED PROGRAMS)

To Members
Oxford Apartments, L.C.

We have audited the financial statements of U.S. Department of Housing and Urban Development ("HUD") Project No. 114-11123-REF Oxford Apartments, L.C. (the "Company'), for the year ended December 31, 1998 and have issued our report thereon dated February 24, 1999. We have also audited the Company's compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated February 24, 1999.

We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements and about whether the Company complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of Oxford Apartments, L.C. is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal controls. The objectives of internal controls are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control structure, errors, irregularities, or instances of noncompliance may nevertheless occur and not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

To Members
Oxford Apartments, L.C.
Page 2

In planning and performing our audits, we obtained an understanding of the design of relevant internal controls and determined whether they have been placed in operation, and we assessed control risk in order to determine our auditing procedures for the purpose of expressing our opinions on the Company's financial statements and on its compliance with specific requirements applicable to its major HUD-assisted programs and to report on internal controls in accordance with the provisions of the Guide and not to provide any assurance on internal controls.

We performed tests of controls, as required by the Guide, to evaluate the effectiveness of the design and operation of internal controls that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Company's major HUD-assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal control policies and procedures. Accordingly, we do not express such an opinion.

Our consideration of the internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level risk that errors or irregularities in the amounts that would be material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal controls and their operations that we consider to be material weaknesses as defined above.

This report is intended for the information of audit committee, management, and the U.S. Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.



                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.

February 24, 1999.

            [Letterhead of HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.]

            INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC
                  REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

The Members
Oxford Apartments, L.C.

We have audited the financial statements of U.S. Department of Housing and Urban Development ("HUD") Project No. 114-11123-REF, Oxford Apartments, L.C. (the "Company") as of and for the year ended December 31, 1998 and have issued our report thereon dated February 24, 1999. In addition, we have audited the Company's compliance with the specific program requirements governing mortgage status, replacement reserve, security deposits and cash receipts and disbursements that are applicable to each of its major HUD-assisted programs, for the year ended December 31, 1998. The management of the Oxford Apartments, L.C. is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Company's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

The results of our audit procedures disclosed no instances of noncompliance with the requirements referred to above, that are required to be reported herein.

In our opinion, the Oxford Apartments, L.C. complied, in all material respects, with the requirements governing Section 207 pursuant to Section 223(f) of the National Housing Act that are applicable to each of its HUD-assisted programs for the year ended December 31, 1998.

This report is intended for the information of management and the U.S. Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.


                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.

February 24, 1999

            [Letterhead of HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.]


            INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To Members
Oxford Apartments, L.C.

We have audited the financial statements of U.S. Department of Housing and Urban Development ("HUD") Project No. 114-11123-REF, Oxford Apartments, L.C. (the "Company") as of and for the year ended December 31, 1998 and have issued our report thereon dated February 24, 1999.

We have applied procedures to test the Company's compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 1998.

Our procedures were limited to the applicable compliance requirement described in the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which would be the expression of an opinion on the Company's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended for the information of management and the U.S. Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.


                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.

February 24, 1999